Exhibit 10.2

ADDENDUM NO. 1 TO AMEMDMENT NO. 2 TO LEASE AGREEMENT

This Addendum No. 1 to Amendment No. 2 to Lease Agreement (“Addendum No. 1”) is made on May 29, 2007, as of the Amendment Date between the Landlord identified in the Basic Information Relating to Amendment No. 2 (“Landlord”), and the Tenant identified in the Basic Information Relating to Amendment No. 2 (“Tenant”), with respect to the Lease Agreement, dated July 17, 2006, as amended by Amendment No. 1 to Lease Agreement, dated November 2, 2006 , as amended by Amendment No. 2 to Lease Agreement, dated May 29, 2007 (collectively, the “Lease”), by and between the Landlord and the Tenant.

1. Paragraph 6.2 of Amendment No. 2 to Lease Agreement is hereby deleted in its entirety, and the following is inserted in its place and stead:

6.2 Additional Rent. The provisions of the Lease that relate to Additional Rent under the Lease shall not apply to the Tenant’s right to occupy the New Premises under this Amendment No. 2, provided, however, that, so long as Tenant is the only occupant of the Building in which the New Premises is located, Tenant shall (i) contract and pay directly, in its own name, for all electrical and natural gas service to the entire Building of which the New Premises is a part, and (ii) reimburse Landlord, in each case within fifteen (15) calendar days of Tenant’s receipt of copies of applicable invoices, for the provision of all other utility services to the entire Building of which the New Premises is a part, provided, however, that Landlord shall pay for all water service to the Building of which the New Premises is a part. In the event that any other person or entity commences occupancy of any portion of the Building of which the New Premises is a part, during the Initial Term or any Extended Term of this Lease, then the cost of utility services to the Building of which the New Premises is a part shall be apportioned between the other occupant(s) and Tenant, on the basis of the square footage occupied by each.

2. CAPITALIZED TERMS. Capitalized terms employed but not defined in this Amendment No. 2 shall have the meaning ascribed to them in the Lease.

3. GOVERNING DOCUMENT. Any conflict between the provisions of this Addendum No. 1 and the provisions of the Lease shall, in relation to the New Premises, be resolved by applying the provisions of this Addendum No. 1 and ignoring any conflicting provisions of the Lease.

4. RATIFICATION OF LEASE. Landlord and Tenant hereby ratify the Lease, as amended by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first above written.

TENANT:		LANDLORD:

INFINERA CORPORATION A Delaware corporation		SCM PROPERTIES, LLC A Delaware limited liability company

By:	/s/ Duston Williams	By:	/s/ Michael R. Uytengsu
Name:	Duston Williams	Name:	Michael R. Uytengsu
Title:	CFO	Title:	Managing Member

By:
Name:
Title:

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